                                                               EXHIBIT INDEX

Exhibit No.	Description of Exhibit	Sequential Numbering Page No.

4.02	By-Laws amended as of December 5, 1996 are incorporated by reference to Exhibit 3 of registrant's Quarterly Report on Form 10-Q for the three month period ended December 31, 1996, filed under Securities Exchange Act of 1934, as amended.	--

4.03	Rights Agreement relating to Rights distributed to holders of Carpenter Stock, amended as of April 23, 1996, is incorporated by reference to registrant’s Current Report on Form 8-K filed on May 3, 1996 under Securities Exchange Act of 1934, as amended.	--

4.04	Carpenter’s Registration Statement No. 333-44757, as filed on Form S-3 on January 22, 1998, and amended on February 13, 1998, with respect to issuance of Common Stock and unsecured debt is incorporated herein by reference.	--

4.05	Prospectus, dated February 13, 1998 and Prospectus Supplement, dated March 31, 1998, File No. 333-44757, with respect to issuance of $198,000,000 of Medium Term Notes are incorporated by reference.	--

4.06	Indenture dated as of January 12, 1994, between Carpenter and U.S. Bank Trust National Association, formerly known as First Trust of New York, National Association, as successor Trustee to Morgan Guaranty Trust Company of New York, related to Carpenter’s i) $100,000,000 of unsecured medium term notes registered on Registration Statement No. 33-51613 and ii) $198,000,000 of unsecured medium term notes registered on Registration Statement No. 333-44757 is incorporated by reference to Exhibit 4(c) to Carpenter’s Form S-3 filed January 6, 1994.	--

4.07	Forms of Fixed Rate and Floating Rate Medium-Term Note, Series B are incorporated by reference to Exhibit 20 to Carpenter’s Current Report on Form 8-K filed on April 15, 1998.	--

4.08	Pricing Supplements No. 1 through 25 dated and filed from April 2, 1998 to June 11, 1998, supplements to Prospectus dated February 13, 1998 and Prospectus Supplement dated March 31, 1998, File No. 333-44757 with respect to issuance of $198,000,000 of Medium Term Notes are incorporated herein by reference.	--

23.01	Consent of PricewaterhouseCoopers LLP.	--

24.01	Powers of Attorney executed by certain directors of registrant, authorizing execution of Registration Statement on each such director's respective behalf by persons designated therein.	--